Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements No. 333-29885, 333-81813, 333-54688 and 333-115871 on Form S-8 of Hungarian Telephone and Cable Corp. of our report dated August 8, 2008 relating to the financial statements of Memorex Telex Communications AG, which appears in the Current Report on Form 8-KA of Hungarian Telephone and Cable Corp. dated August 11, 2008.

/s/ PricewaterhouseCoopers Kft.

Budapest, Hungary

August 8, 2008

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